                                 EXHIBIT 99.2

                               Offer to Purchase

                                                                    EXHIBIT 99.2

Offer to Purchase For Cash

                        GORGES/QUIK-TO-FIX FOODS, INC.

                          OFFER TO PURCHASE FOR CASH
                NOT LESS THAN $36,000,000 AND UP TO $46,000,000
                          AGGREGATE PRINCIPAL AMOUNT
                              OF ITS OUTSTANDING
             11 1/2% SENIOR SUBORDINATED NOTES DUE 2006, SERIES B
                  ($100 MILLION PRINCIPAL AMOUNT OUTSTANDING)

--------------------------------------------------------------------------------

THIS OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 30, 1998, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF NOTES (AS DEFINED BELOW) MUST VALIDLY TENDER THEIR NOTES ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE TENDER OFFER CONSIDERATION (AS DEFINED BELOW).

--------------------------------------------------------------------------------

     Gorges/Quik-to-Fix Foods, Inc., a Delaware corporation ("Gorges" or the "Company"), hereby offers to purchase for cash, upon the terms and subject to the conditions set forth in this Offer to Purchase (as it may be supplemented from time to time, the "Offer to Purchase"), and in the accompanying Letter of Transmittal (the "Letter of Transmittal" and, together with this Offer to Purchase, the "Offer"), not less than $36,000,000 (the "Minimum Tender Condition") and up to $46,000,000 aggregate principal amount (the "Maximum Amount") of its 11 1/2% Senior Subordinated Notes Due 2006, Series B (the "Notes"). THE OFFER IS SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS, INCLUDING THE SENIOR FINANCING CONDITION, THE EQUITY CONTRIBUTION CONDITION, THE BRIDGE FINANCING CONDITION AND THE MINIMUM TENDER CONDITION (EACH AS DEFINED).

     The Offer is part of a financial restructuring of the Company intended to reduce indebtedness and improve the Company's ability to meet its debt service obligations. The Company is currently in default under the Senior Facility (as defined) and as a result, it does not have access to funds under the Revolving Credit Facility (as defined). Although the Company believes that it has sufficient liquidity to fund operations in the near-term, the Company's free cash flow will be insufficient to service its December 1, 1998 interest payment on the Notes. Even if the operational restructuring described herein is successful, the Company expects it will remain unable to meet its debt service requirements under its current capital structure. As a result, the Company believes that a significant financial restructuring, which includes the Offer, the amendment of its existing Senior Facility, the receipt of the Equity Contribution (as defined) and the Bridge Financing (as defined), is needed to improve the Company's ability to meet its debt service obligations.

     The table below sets forth certain information relating to the consideration payable pursuant to the Offer, as more fully described herein:

           Notes/Cusip No.                    Tender Offer Consideration
           ---------------                    --------------------------
   11 1/2% Senior Subordinated             $320 per $1,000 principal amount
   Notes Due 2006, Series B, 382883AB2     of the Notes, and includes all
                                           accrued and unpaid interest to
                                           and through the Expiration Date.



                                                  (continued on following page)

                           ------------------------
                         DONALDSON, LUFKIN & JENRETTE


                                Dealer Manager

                               October 29, 1998

     The consideration for tendered Notes is $320 per $1,000 principal amount of the Notes, and includes all accrued and unpaid interest on the Notes to and through the Expiration Date (the "Tender Offer Consideration"). Tendering holders will receive no interest on or in addition to the Tender Offer Consideration.

     If a Holder's Notes are not validly tendered pursuant to the Offer on or prior to 12:00 Midnight, New York City time, on the Expiration Date or such tender is withdrawn on or prior to 12:00 Midnight, New York City time, on the Expiration Date, such Holder will not receive the Tender Offer Consideration. The Company will not pay the Tender Offer Consideration on tendered Notes in excess of the Maximum Amount. The "Maximum Amount" shall mean validly tendered Notes in the aggregate principal amount of $46,000,000. To the extent that Notes are validly tendered in excess of the Maximum Amount, the Company will pay the Tender Offer Consideration to tendering Holders of Notes pro rata based on the ratio of a Holder's Notes validly tendered and not withdrawn to the aggregate principal amount of all Notes validly tendered and not withdrawn, and return to tendering Holders, Notes not accepted for payment of the Tender Offer Consideration.

     NOTWITHSTANDING ANY OTHER PROVISION OF THE OFFER, THE COMPANY'S OBLIGATION TO ACCEPT FOR PAYMENT, AND TO PAY FOR, NOTES VALIDLY TENDERED PURSUANT TO THE OFFER IS CONDITIONED UPON (A) THE EFFECTIVENESS OF AN AMENDMENT TO THE COMPANY'S CREDIT FACILITY (THE "SENIOR FACILITY") WITH NATIONSBANK OF TEXAS, N.A., (TOGETHER WITH ITS SUCCESSORS BY MERGER, NATIONSBANK ("NATIONSBANK"), AS
AGENT FOR A SYNDICATE OF BANKS (THE "SENIOR FINANCING CONDITION"), (B) THE RECEIPT BY THE COMPANY THROUGH ITS PARENT, GORGES HOLDING CORPORATION ("GHC"), OF AN EQUITY CONTRIBUTION FROM CGW SOUTHEAST PARTNERS III, L.P. ("CGW"), THE MAJORITY SHAREHOLDER OF GHC, OF NOT LESS THAN $11.5 MILLION TO FINANCE THE PAYMENT OF THE TENDER OFFER CONSIDERATION (THE "EQUITY CONTRIBUTION CONDITION"),
(C) CGW MAKING AN INVESTMENT IN GHC OF UP TO $3.0 MILLION, THE PROCEEDS OF WHICH WILL BE INVESTED IN THE COMPANY AND USED TO FINANCE THE DECEMBER 1, 1998 INTEREST PAYMENT ON NOTES OUTSTANDING AFTER CONSUMMATION OF THE OFFER (THE "BRIDGE FINANCING CONDITION"), (D) THERE HAVING BEEN VALIDLY TENDERED (AND NOT WITHDRAWN) PRIOR TO THE EXPIRATION DATE, NOTES REPRESENTING NOT LESS THAN THE MINIMUM TENDER CONDITION, AND (E) SATISFACTION OF THE GENERAL CONDITIONS (AS DEFINED HEREIN). ALL THE CONDITIONS ARE MUTUALLY DEPENDENT, AND ALL MUST BE SATISFIED. SEE "CONDITIONS TO THE OFFER."

     IN THE EVENT THAT THE OFFER IS WITHDRAWN OR OTHERWISE NOT COMPLETED, THE TENDER OFFER CONSIDERATION WILL NOT BE PAID OR BECOME PAYABLE TO HOLDERS OF THE NOTES WHO HAVE VALIDLY TENDERED THEIR NOTES IN CONNECTION WITH THE OFFER.

     Any questions or requests for assistance may be directed to the Dealer Manager at its address and telephone number set forth on the back cover of this Offer to Purchase. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Dealer Manager or to the Depositary. Beneficial owners may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Offer.

                             CERTAIN OFFER MATTERS

     The Company's obligation to accept for purchase and to pay for validly tendered Notes is conditioned on the satisfaction of the Senior Financing Condition, the Equity Contribution Condition, the Bridge Financing Condition, the Minimum Tender Condition and the General Conditions. See "Conditions to the Offer."

     The "Expiration Date" will be 12:00 Midnight, New York City time, on November 30, 1998, unless extended.

     Tenders of Notes may be validly withdrawn at any time on or prior to 12:00 Midnight, New York City time, on the Expiration Date, but not thereafter. In addition, tenders of Notes may be validly withdrawn if the Offer is terminated without any Notes being purchased thereunder. In the event of a termination of the Offer, the Notes tendered pursuant to the Offer will be promptly returned to the tendering Holder. In no event may Notes be withdrawn after the Expiration Date unless the Offer is terminated by the Company without any Notes being purchased hereunder or as otherwise provided herein.

     The Tender Offer Consideration which a tendering Holder of Notes is entitled to receive pursuant to the Offer will be paid promptly on the business day following the date that the Company accepts Notes for purchase pursuant to the Offer (the "Acceptance Date") or promptly thereafter (the "Payment Date"). The Acceptance Date and the Payment Date will follow the Expiration Date.

     See "Certain Significant Considerations" and "Certain U.S. Federal Income Tax Considerations" for discussions of certain factors that should be considered in evaluating the Offer.

     Under no circumstances will any interest be payable because of any delay by the Depositary in the transmission of funds to Holders. Subject to securities laws and the terms set forth in this Offer, the Company reserves the right (a) to waive any and all conditions to the Offer, (b) to extend or to terminate the Offer or (c) otherwise to amend the Offer in any respect.

     The Company expressly reserves the absolute right, in its sole discretion, from time to time to purchase any Notes after the Expiration Date, through open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise on terms that may differ materially from the terms of the Offer.

     NONE OF THE COMPANY, THE GUARANTOR, THE DEALER MANAGER NOR THE DEPOSITARY MAKE ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD TENDER NOTES IN RESPONSE TO THE OFFER.
                                  -----------

                               IMPORTANT NOTICE

     Any Holder desiring to tender Notes should either (a) in the case of a Holder who holds physical certificates evidencing such Notes, complete and sign the Letter of Transmittal (or a facsimile thereof) in accordance with the instructions therein, have his or her signature thereon guaranteed (if required by Instruction 1 of the Letter of Transmittal) and send or deliver such manually signed Letter of Transmittal (or a manually signed facsimile thereof), together with certificates evidencing such Notes and any other required documents to IBJ Schroder Bank & Trust Company, as Depositary (the "Depositary"), or (b) in the case of a Holder who holds Notes in book-entry form, request such Holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such Holder. A beneficial owner who has Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such beneficial owner desires to tender Notes so registered. See "Procedures for Tendering Notes."

     Any Holder who desires to tender Notes but who cannot comply with the procedures set forth herein for tender on a timely basis or whose certificates for Notes are not immediately available may tender the Notes by following the procedures for guaranteed delivery set forth under "Procedures for Tendering Notes Guaranteed Delivery."

     The Depository Trust Company ("DTC") has authorized DTC participants that hold Notes on behalf of beneficial owners of Notes through DTC to tender their Notes as if they were Holders. To effect a tender, DTC participants may, in lieu of physically completing and signing the Letter of Transmittal, transmit their acceptance to DTC through the DTC Automated Tender Offer Program ("ATOP") for which the transaction will be eligible and follow the procedure for book-entry transfer set forth in "Procedures for Tendering Notes." A beneficial owner of Notes that are held of record by a custodian bank, depositary, broker, trust company or other nominee must instruct such Holder to tender the Notes on the beneficial owner's behalf. A Letter of Instructions is included in the solicitation materials provided along with this Offer to Purchase which may be used by a beneficial owner in this process to effect the tender and consent. See "Procedures for Tendering Notes."

     Tendering Holders will not be obligated to pay brokerage fees, commissions or fees of the Dealer Manager, the Company or the Depositary.

     Questions and requests for assistance may be directed to the Dealer Manager or the Depositary at their addresses and telephone numbers set forth on the cover and the back cover of this Offer to Purchase. Additional copies of this Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery and other related materials may be obtained from the Dealer Manager. Beneficial owners may also contact their brokers, dealers, commercial banks or trust companies through which they hold the Notes with questions and requests for assistance.

     THE OFFER TO PURCHASE DOES NOT CONSTITUTE AN OFFER TO PURCHASE IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION UNDER SECURITIES OR BLUE SKY LAWS. THE DELIVERY OF THIS OFFER TO PURCHASE SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN ANY ATTACHMENTS HERETO OR IN THE AFFAIRS OF THE COMPANY OR ANY OF ITS AFFILIATES SINCE THE DATE HEREOF.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS OFFER TO PURCHASE AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE GUARANTOR, THE DEALER MANAGER OR THE DEPOSITARY.

     THIS OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO A TENDER OF NOTES.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     CERTAIN OF THE MATTERS DISCUSSED OR REFERRED TO HEREIN MAY CONSTITUTE FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE SECURITIES ACT AND THE EXCHANGE ACT. ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACTS, INCLUDED OR REFERRED TO IN THIS OFFER TO PURCHASE THAT ADDRESS ACTIVITIES, EVENTS OR DEVELOPMENTS THAT THE COMPANY OR ITS AFFILIATES EXPECT OR ANTICIPATE WILL OR MAY OCCUR IN THE FUTURE, INCLUDING SUCH THINGS AS FUTURE CAPITAL EXPENDITURES (INCLUDING THE AMOUNT AND NATURE THEREOF), BUSINESS STRATEGY AND MEASURES TO IMPLEMENT STRATEGY, COMPETITIVE STRENGTHS, GOALS, EXPANSION AND GROWTH OF THE COMPANY'S AND ITS AFFILIATES' BUSINESS AND OPERATIONS, PLANS, REFERENCES TO FUTURE SUCCESS AND OTHER SUCH MATTERS ARE FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS MAY INVOLVE UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS AND PERFORMANCE OF THE COMPANY AND ITS AFFILIATES TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS OR PERFORMANCE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. CAUTIONARY STATEMENTS REGARDING THE RISKS ASSOCIATED WITH SUCH FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, THOSE STATEMENTS INCLUDED UNDER "RISK FACTORS," "SUMMARY" AND ELSEWHERE HEREIN OR IN THE COMPANY'S (I) ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 28, 1997, (II) QUARTERLY REPORTS ON FORM 10-Q FOR THE FISCAL QUARTERS ENDED DECEMBER 27, 1997, MARCH 28, 1998 AND JUNE 27, 1998, (III) CURRENT REPORTS FILED ON FORM 8-K DATED OCTOBER 21, 1998 AND OCTOBER 30, 1998, AND (IV) CURRENT REPORTS ON FORM 8-K FILED HEREAFTER OR TO BE FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. AMONG OTHERS, FACTORS THAT COULD ADVERSELY AFFECT ACTUAL RESULTS AND PERFORMANCE INCLUDE LOCAL AND REGIONAL ECONOMIC CONDITIONS IN THE AREAS SERVED BY THE COMPANY AND ITS AFFILIATES, THE COMPANY'S ABILITY TO IMPLEMENT ITS RESTRUCTURING PLAN, THE COMPANY'S SIGNIFICANT LEVERAGE AND DEBT SERVICE OBLIGATIONS, THE COMPANY'S RECENT HISTORY OF DECREASES IN NET SALES, RESTRICTIONS IMPOSED BY THE TERMS OF THE COMPANY'S INDEBTEDNESS, FLUCTUATIONS IN RAW MATERIALS PRICES, THE COMPANY'S DEPENDENCE ON KEY PERSONNEL, COMPETITION FROM OTHER PRODUCERS OF BEEF PRODUCTS, RISKS ASSOCIATES WITH GOVERNMENTAL REGULATION AND ENVIRONMENTAL REGULATION, THE SEASONALITY OF THE COMPANY'S BUSINESS AND THE COMPANY'S DEPENDENCE ON KEY CUSTOMERS. WHENEVER THE WORDS "BELIEVES," "EXPECTS," "ANTICIPATES," "INTENDS," "ESTIMATES," "PLANS," "PREDICTS," OR SIMILAR EXPRESSIONS ARE USED, WE ARE MAKING FORWARD-LOOKING STATEMENTS.

     ALL WRITTEN FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY AND ITS AFFILIATES ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE FOREGOING CAUTIONARY STATEMENT.

                               TABLE OF CONTENTS

Section 1     Summary.....................................................   1

Section 2     Available Information.......................................   3

Section 3     Terms of the Offer..........................................   3

Section 4     Certain Significant Considerations..........................   4

Section 5     Certain Information Concerning the Company and the Guarantor   6

Section 6     Operational Restructuring Plan..............................   6

Section 7     Purpose of the Offer........................................   7

Section 8     Conditions to the Offer.....................................   8

Section 9     Capitalization..............................................   9

Section 10    Acceptance for Payment and Payment for Notes................  10

Section 11    Procedures for Tendering Notes..............................  10

Section 12    Withdrawal of Tenders.......................................  13

Section 13    Conditions to the Offer.....................................  14

Section 14    Certain U.S. Federal Income Tax Consequences................  15

Section 15    The Dealer Manager and the Depositary.......................  16

Section 16    Fees and Expenses...........................................  17

Section 17    Source and Amount of Funds..................................  17

Section 18    Miscellaneous...............................................  17

     TO HOLDERS OF THE 11 1/2% SENIOR SUBORDINATED NOTES DUE 2006, SERIES B
                       OF GORGES/QUIK-TO-FIX FOODS, INC.

     This Offer to Purchase and the related Letter of Transmittal contain important information which should be read carefully before any decision is made with respect to the Offer.

SECTION 1.  SUMMARY.

          The following summary is provided solely for the convenience of the Holders of the Notes. This summary is not intended to be complete and is qualified in its entirety by reference to the full text and more specific details contained or incorporated in this Offer to Purchase and any amendments or supplements hereto. Holders of the Notes are urged to read this Offer to Purchase in its entirety. Each of the capitalized terms used in this Summary and not defined herein has the meaning set forth elsewhere in this Offer to Purchase.

The Company ................... Gorges/Quik-to-Fix Foods, Inc. (the "Company").

The Guarantor ................. Gorges Holding Corporation ("GHC").

The Notes ..................... 11 1/2% Senior Subordinated Notes Due 2006,
                                Series B of the Company.

The Offer ..................... Offer to purchase not less than $36,000,000 and up to $46,000,000 aggregate principal amount of the outstanding Notes.

Expiration Date ............... The Expiration Date of the Offer shall be 12:00
                                Midnight, New York City time, on November 30, 1998, unless extended.

Tender Offer Consideration .... $320 per $1,000 principal amount of Notes, including all accrued and unpaid interest on the Notes to and including the Expiration Date.

Minimum Tenders ............... Tenders of not less than $36,000,000 aggregate principal amount of Notes.

Acceptance Date ............... The date the Company accepts Notes for purchase pursuant to the Offer, and which shall follow the Expiration Date.

Payment Date .................. The Payment Date shall be the business day following the Acceptance Date or promptly thereafter.

How to Tender Notes ........... See Section 12 "Procedures for Tendering Notes."
                                For further information, call the Dealer Manager or the Depositary or consult your broker, dealer, commercial bank or trust company for assistance.

Withdrawal Rights ............. Tenders of Notes may be withdrawn at any time on or prior to 12:00 Midnight, New York City time, on the Expiration Date. See Section 13 ? "Withdrawal of Tenders."

Purpose of the Offer .......... The purpose of the Offer is to acquire not less than $36,000,000 and up to $46,000,000 aggregate
                                principal amount of outstanding Notes to enable the Company to complete a financial restructuring intended to reduce the Company's indebtedness and improve its debt service capabilities.

Brokerage Commissions and Fees  No brokerage fees, commissions or fees are payable by tendering Holders of the Notes to the Dealer Manager, the Company or the Depositary.

Further Information ..........  Additional copies of this Offer to Purchase and the Letter of Transmittal may be obtained by contacting the Dealer Manager, Donaldson, Lufkin & Jenrette Securities Corporation, 1201 W. Peachtree Street, Suite 3650, Atlanta, Georgia 30309, telephone number (404) 897-2894,
                                Attention: Investment Banking or from the Depositary, IBJ Schroder Bank & Trust Company, One State Street, New York, New York 10014, telephone number (212) 858-2176, Attention:
                                Securities Processing Window SC-1.

SECTION 2.  AVAILABLE INFORMATION.

          The Company is subject to the information requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information relating to the Company, with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates. You may obtain additional information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

Copies of the Company's (i) Annual Report on Form 10-K for the fiscal year ended September 28, 1997, (ii) Quarterly Reports on Form 10-Q for the fiscal Quarters ended December 27, 1997, March 28, 1998 and June 27, 1998, (iii) Current Reports filed on Form 8-K dated October 21, 1998 and October 30, 1998, and (iv) Current Reports on Form 8-K filed hereafter or to be filed by the Company with the Commission can be obtained from the Company without charge by contacting the Company at 9441 LBJ Freeway, Suite 214, Dallas, Texas 75243 attn: Chief Financial Officer or from the Commission as set forth above.

          All documents and reports filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Offer to Purchase and on or prior to the termination of the Offer should be considered also. Any statement contained in a document or report referred to herein shall be deemed to be modified or superseded for purposes of this Offer to Purchase to the extent that a statement contained herein or in any subsequently filed document or report referred to herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase.

SECTION 3.  TERMS OF THE OFFER.

          Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Company is offering to purchase for cash not less than $36,000,000 and up to $46,000,000 aggregate principal amount of its outstanding Notes (as defined in the Indenture and as described below) at a price, for each $1,000 principal amount of Notes validly tendered pursuant to the Offer, equal to the Tender Offer Consideration. The Tender Offer Consideration is equal to $320 per $1,000 principal amount of Notes, and includes all accrued and unpaid interest on the tendered Notes to and including the Expiration Date.

          If the tendered Notes are accepted for payment pursuant to the Offer, Holders who validly tender their Notes pursuant to the Offer on or prior to 12:00 Midnight, New York City time, on the Expiration Date will receive the Tender Offer Consideration for each $1,000 principal amount of tendered Notes. The Company will not pay the Tender Offer Consideration on tendered Notes in excess of the Maximum Amount. To the extent that Notes are tendered in excess of the Maximum Amount, the Company will pay the Tender Offer Consideration to tendering Holders of Notes pro rata based on the ratio of a Holder's Notes validly tendered and not withdrawn to the aggregate principal amount of all Notes validly tendered and not withdrawn, and return to tendering Holders, Notes not accepted for payment of the Tender Offer Consideration.

          Subject to the Maximum Amount, all Notes validly tendered in accordance with the procedures set forth in Section 12 and not withdrawn in accordance with the procedures set forth in Section 13 on or prior to the Expiration Date will, upon the terms and subject to the conditions hereof, including satisfaction of the Senior Financing Condition, the Equity Contribution Condition, the Bridge Financing Condition, the Minimum Tender Condition and the General Conditions, be accepted for payment by the Company, and payments will be made therefor, promptly after the Expiration Date. All conditions to the Offer must either be satisfied or, in the Company's sole discretion, waived, if tendered Notes are to be accepted for payment promptly after the Expiration Date, be either satisfied or waived by the Company prior to the expiration of the Offer on the Expiration Date.

      The "Expiration Date" is scheduled to be 12:00 Midnight, New York City time, on November 30, 1998, unless extended. The "Acceptance Date" is the date promptly after the Expiration Date, that the Company accepts tendered Notes for purchase pursuant to the Offer.

      Tenders of Notes may be validly withdrawn at any time on or prior to 12:00 Midnight, New York City time, on the Expiration Date, but not thereafter. In addition, tenders of Notes may be validly withdrawn if the Offer is terminated without any Notes being purchased thereunder. In the event of a termination of the Offer, the Notes tendered pursuant to the Offer will be promptly returned to the tendering Holder.

      The Company's obligation to accept, and pay for, Notes validly tendered pursuant to the Offer is conditioned upon satisfaction of (a) the Senior Financing Condition, (b) the Equity Contribution Condition, (c) the Bridge Financing Condition, (d) the Minimum Tender Condition and (e) the General Conditions. Subject to securities laws and the terms set forth in this Offer to Purchase, the Company reserves the right, exercisable in the Company's sole discretion prior to the expiration of the Offer on the Expiration Date, (i) to waive any and all conditions to the Offer, (ii) to extend or to terminate the Offer or (iii) otherwise to amend the Offer in any respect. See "Conditions to the Offer." The rights reserved by the Company in this paragraph are in addition to the Company's rights to terminate the Offer described in Section 14. Any extension, amendment or termination of the Offer will be followed as promptly as practicable by public announcement thereof, the announcement in the case of an extension of the Offer to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which any public announcement may be made, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

      If the Company makes a material change in the terms of the Offer or the information concerning the Offer, the Company will disseminate additional Offer materials and extend such Offer to the extent required by law. See "Withdrawal of Tenders and Revocation of Consents."

SECTION 4.  CERTAIN SIGNIFICANT CONSIDERATIONS.

      The following considerations, in addition to the other information described elsewhere herein or incorporated herein by reference, should be carefully considered by each Holder before deciding whether to participate in the Offer.

      Risk of Default Under Notes. The Company is not in compliance with certain limit and ratio covenants under its Senior Facility. As a result, amounts outstanding under the Senior Facility have been classified as current liabilities to reflect the ability of NationsBank to declare all amounts outstanding under the Senior Facility due and payable at any time. Additionally, as a result of this noncompliance, NationsBank has restricted the Company from making additional borrowings under the revolving credit facility portion of the Senior Facility (the "Revolving Credit Facility"). So long as the Company is in noncompliance with the covenants under the Senior Facility and, as a result, is unable to make additional borrowings under the Revolving Credit Facility, the Company will be unable to make interest payments on the Notes as such interest payments become due.

      The Company intends to eliminate the covenant defaults under the Senior Facility through the satisfaction of the Senior Financing Condition, which, like the Offer, is contingent upon satisfaction of the Minimum Tender Condition, the Equity Contribution Condition and the Bridge Financing Condition. In the event the Company is unable to consummate the Offer with respect to the Minimum Tender Condition, the Company will be unable to make interest payments on outstanding Notes commencing with the December 1, 1998 interest payment. Assuming the Offer is consummated with respect to the Minimum Tender Condition, the Company expects to satisfy the Senior Financing Condition, the Equity Contribution Condition, the Bridge Financing Condition and the General Conditions and, as a result, be able to make the December 1, 1998 interest payment on the remaining outstanding Notes then outstanding. There can be no assurance, however, that the Minimum Tender Condition will be satisfied, that all other conditions to the Offer will be satisfied or that the Company will have sufficient funds to make future interest payments on outstanding Notes.

     Significant Leverage and Debt Service. Assuming the Offer is consummated with respect to the Minimum Tender Condition, the Company will remain highly leveraged. At June 27, 1998, the Company had total outstanding debt of $148.4 million. After giving pro forma effect to the consummation of the Offer with respect to the Minimum Tender Condition, but before accounting for the effects of restructuring and related charges, including the costs of this Offer and the related transactions, at June 27, 1998, the Company would have had total outstanding debt of $100.4 million and for the nine months ended June 27, 1998, the Company's ratio of EBITDA to interest expense would have been 1.43x. As used herein, "EBITDA" represents the sum of income before interest expense and provision for income taxes, plus depreciation, amortization and other expenses, which consist of losses on dispositions of property, plant and equipment. EBITDA should not be construed as a substitute for operating income, net income or cash flow from operating activities for purposes of analyzing the Company's operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.

     The level of the Company's indebtedness could have important consequences to holders of the Notes, including, but not limited to: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures, research and development, acquisitions or other corporate purposes may be limited; (iii) the borrowings under the Senior Facility accrue interest at variable rates, which could cause the Company to be vulnerable to increased interest expense in the event of higher interest rates; and (iv) the Company's level of indebtedness could limit its flexibility in reacting to changes in its industry or economic conditions generally.

     The Company's ability to pay interest on the Notes and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control, as well as the availability of borrowings under the Senior Facility or successor facilities. Assuming consummation of the Offer with respect to the Minimum Tender Condition, the Company anticipates that its operating cash flow and borrowings under the Senior Facility or successor facilities should be sufficient to meet its foreseeable operating expenses and to service its debt requirements as they become due. However, if the Company is unable to service its indebtedness, it will be forced to take actions such as reducing or delaying capital expenditures, additional assets, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance that any of these remedies can be effected on satisfactory terms, if at all. In addition, the Company's ability to repay the principal amount of the Notes at maturity may depend on its ability to refinance the Notes. There can be no assurance that the Company will be able to refinance the Notes at maturity, if necessary, on satisfactory terms, if at all.

     Limited Trading Market. The Notes are not listed on any national or other securities exchange. To the extent that Notes are tendered and accepted in the Offer, any existing trading market for the remaining Notes will become more limited. A debt security with a smaller outstanding principal amount available for trading (a smaller "float") may command a lower price than would a comparable debt security with a greater float. Consequently, the liquidity, market value and price volatility of Notes which remain outstanding may be adversely affected. Holders of unpurchased Notes may attempt to obtain quotations for the Notes from their brokers; however, there can be no assurance that any trading market will exist for the Notes following consummation of the Offer, or as to the depth or continuation of such market, if any. The extent of the public market for the Notes following consummation of the Offer would depend upon the number of Holders remaining at such time, the interest in maintaining a market in such Notes on the part of securities firms and other factors.

     Although the Company believes that the Notes trade on a negotiated basis between certain market makers and holders of the Notes, no generally reliable public pricing information for the Notes is available. Holders of Notes are urged to contact their brokers to obtain information as to potential current market prices.

SECTION 5.  CERTAIN INFORMATION CONCERNING THE COMPANY AND THE GUARANTOR.

     The Company, a wholly owned subsidiary of GHC, is a leading producer, marketer and distributor of value added processed fresh and frozen beef, and to a lesser extent pork and poultry. The Company purchases fresh and frozen beef, pork and poultry, which it processes into a variety of fully cooked and ready to cook, value added products. The Company's value added products include but are not limited to: (i) breaded beef items such as country fried steak and beef fingers; (ii) charbroiled beef items such as fully cooked hamburger patties, fajita strips, meatballs and meatloaf; and (iii) other specialty products such as fully cooked and ready to cook pork sausage, breaded pork and turkey, cubed steaks and Philly steak slices. The Company's products are primarily sold to the foodservice industry, which encompasses all aspects of away-from-home food preparation, including restaurants, schools, healthcare providers, corporation and other commercial feeding operations. The Company sells its products primarily through broadline and specialty foodservice distributors throughout the United States.

SECTION 6.  OPERATIONAL RESTRUCTURING PLAN.

     Restructuring Plan. Historically, the Company has produced two principal product lines, value added products and ground beef products. Since January 1998, the Company's results have been adversely affected by a number of factors including: (i) a significant decrease in sales volume resulting from the loss of certain national account customers; and (ii) the adverse effects on profitability of lower margin products, especially ground beef. The Company recently completed, with the assistance of outside consultants, a detailed review of its operations and has begun to implement an operational restructuring plan. The Company intends to implement the following restructuring measures designed to improve operating efficiencies and better position it to focus its efforts on its core value added products business (the "Restructuring"):

     .         Termination of the Low Margin Ground Beef Business. On October 7,
     1998, the Company announced its intent to exit the ground beef business to concentrate on its core value added products. The Company's decision to exit the ground beef business was based on the ground beef business being a low margin, commodity business. Additionally, as a middle tier producer of ground beef products, the Company's operating costs have been higher than many of its larger competitors and have been adversely affected by increased regulation of ground beef production and continued consolidation of the ground beef industry. During the nine months ended June 27, 1998, ground beef represented approximately 26.8% of the Company's total net sales.

     .         Disposition of Ground Beef Manufacturing Facility.  The Company
     is offering to sell its Orange City, Iowa manufacturing facility (the "Ground Beef Facility"), and is currently holding discussions with potential buyers of this facility. Historically, the Ground Beef Facility has produced almost exclusively ground beef product offerings, representing 100% of the Company's total ground beef production based on weight. If the Company is unable to sell the Ground Beef Facility by the end of 1998, it intends to close the Ground Beef Facility to facilitate its exit from the ground beef business and to reduce costs. Should the Company close the Ground Beef Facility, it will continue to explore opportunities to sell this facility. Any proceeds from the sale of the Ground Beef Facility are required to be used to reduce the Company's borrowings under its Senior Credit Facility. The Company expects to incur significant charges relating to the writedown in value or loss on sale of the Ground Beef Facility in the fiscal years ended October 3, 1998 and in the first quarter of fiscal year 1999. The proceeds from any sale of the Ground Beef Facility are expected to be materially less than the Company's needs in order to meet its objectives under the financial restructuring plan. See "Purpose of the Offer."

     .         Elimination of Lower Margin Value Added Product Offerings.  The
     Company has identified a number of value added product offerings whose contribution margins are not sufficient to justify their continued production. The Company intends to eliminate these product offerings in order to focus on its higher margin value added product offerings. The Company believes that elimination of less profitable product lines will allow it to produce more efficiently its remaining value added product offerings.

     .         Reduction of Working Capital Requirements and Corporate Overhead.
     The Company intends to reduce inventory levels in connection with its exit from the ground beef business and the elimination of lower margin value added product offerings. The Company also has identified various other areas in which it believes it can reduce its overhead expenses. Additionally, the Restructuring contemplates a reduction in selling, general and administrative costs, as well as other corporate overhead costs.

     .         Strengthening of Management Team.  In connection with the
     Restructuring, the Company has strengthened its management team by eliminating the position of President, hiring a new Vice President of Operations and creating the new position of Senior Vice President of Sales and Marketing. The Company believes this will allow it to more efficiently implement the Restructuring and operate its business following the Restructuring.

SECTION 7.  PURPOSE OF THE OFFER.

          The Offer is part of a financial restructuring of the Company intended to reduce indebtedness and improve the Company's capacity to meet its debt service obligations. The Company is currently in default under the Senior Facility and as a result, does not have access to funds under the Revolving Credit Facility. Although the Company believes that it has sufficient liquidity to fund operations in the near-term, the Company's free cash flow will be insufficient to service its December 1, 1998 interest payment on the Notes. The Company believes that even after the operational restructuring described in
Section 6 above has been implemented, it will continue to be unable to meet its debt service requirements under its current capital structure. As a result, the Company believes that a financial restructuring which includes the Offer, the amendment of its existing Senior Facility and the receipt of the Equity Contribution is needed to improve the Company's results and ability to meet its debt service obligations.

SECTION 8. CONDITIONS TO THE OFFER.

          This section sets forth a brief description of the Senior Financing Condition, the Equity Contribution Condition and the Bridge Financing Condition. The summaries of the Senior Financing Condition, the Equity Contribution Condition and the Bridge Financing Condition are qualified in their entirety by reference to the full and complete terms of each as disclosed in the Company's Report on Form 8-K, dated October 29, 1998.

          The Senior Financing Condition. Since its acquisition from Tyson Foods, Inc. in November 1996, the Company has had a senior credit facility from NationsBank and a syndicate of banks. The Senior Facility consists of a $40 million term loan facility and a $30 million revolving credit facility maturing in November 2001. Under the Senior Facility, the Company is subject to customary financial and other covenants including certain technical or financial limit and ratio covenants. The Company is currently not in compliance with certain of these limit and ratio covenants and, as a result of this noncompliance, amounts outstanding under the Senior Facility have been classified as current liabilities. On October 29, 1998, the Company entered into an amendment to the Senior Facility (the "Amendment") that replaces the existing covenants with a new set of covenants under which the Company can borrow funds based on the levels of its accounts receivable and inventory. The implementation of new covenants under the Senior Facility may have the effect of reducing the amount available under the Revolving Credit Facility depending on the levels of accounts receivable and inventory at any given time. The Amendment also shortens the maturity of the Senior Facility from November 2001 to November 2000. The change in maturity of the Senior Facility does not affect the repayment schedule under the Senior Facility, except that all payments that previously were due between November 2000 and November 2001 (an aggregate of

$12.5 million) will be due on November 30, 2000. Additionally, the Amendment provides that on March 31, 1999, the Company must pay a fee under the Senior Facility equal to 0.25% of the amounts outstanding under the Senior Facility and, thereafter, every three months, the Company must pay a fee under the Senior Facility in cash equal to 0.50% of the amounts outstanding under the Senior Facility until such time as the Company has secured a replacement facility (the "Replacement Senior Facility") from another lender. The effectiveness of the Amendment is contingent upon the consummation of the Offer and the satisfaction of the Minimum Tender Condition, as well as the satisfaction of the Equity Contribution Condition and the Bridge Loan Condition.

          The Equity Contribution Condition. In order to fund the payment of the Tender Offer Consideration, GHC expects to receive an equity contribution from CGW of at least $11.5 million to fund the Minimum Tender Condition, or such higher amount as may be necessary to purchase validly tendered Notes up to the Maximum Amount (the "Equity Contribution"). GHC will contribute such amount to the Company as equity. GHC has entered into an agreement (the "Equity Agreement") to fund the Equity Contribution through the issuance of shares of its common stock to CGW in exchange for a cash payment equal to the Equity Contribution. The Equity Agreement also contemplates as part of the Equity Contribution the issuance of shares of common stock to CGW in exchange for CGW contributing $12.0 million aggregate principal amount of Notes previously purchased by CGW in a negotiated transaction for approximately $3.3 million. Such exchange of Notes by CGW for GHC common stock is separate and distinct from the Offer and CGW's tender of such Notes does not affect the satisfaction of the Minimum Tender Condition or reduce the Maximum Amount.

          Pursuant to the terms and conditions of the Equity Agreement and GHC's shareholders' agreement, GHC's two other major shareholders, NationsBank Investment Corp. ("NBIC") and Mellon Bank, N.A., as trustee of First Plaza Group Trust, a General Motors pension plan ("FPGT") will be offered the opportunity to participate in the Equity Contribution based on their pro rata ownership of GHC. If NBIC and FPGT do not participate in the Equity Contribution, CGW's ownership of GHC will increase to 93.8% and NBIC's and FPGT's ownership will decrease to 2.7% and 3.3%, respectively, with the remainder of GHC shares held by the Company's management. If NBIC and FPGT elect to participate in the Equity Contribution, CGW, NBIC and FPGT's respective ownership of GHC will increase to 55.5%, 20.0% and 24.4%, respectively, with the remainder of GHC shares held by management. The effectiveness of the Equity Agreement is contingent upon the consummation of the Offer and the satisfaction, as well as the satisfaction of the Senior Financing Condition.

          The Bridge Financing Condition. In order to finance the December 1, 1998 interest payment on Notes outstanding after consummation of the Offer, CGW has committed to make an investment in GHC of not less than $3.0 million (the "Bridge Commitment"). CGW's investment in GHC will be through a purchase of equity or through a bridge loan facility that will be subordinated to the Senior Facility. GHC has commmitted to contribute to the Company the full amount of the Bridge Commitment on terms parallel to the terms on which CGW invests in GHC, provided that any loan to the Company by GHC will be subordinated to the Notes. The effectiveness of the Bridge Commitment is contingent upon the consummation of the Offer and the satisfaction of the Minimum Tender Condition, $36,000,000 aggregate principal amount of outstanding Notes, as well as the satisfaction of the Senior Financing Condition.

          The Replacement Senior Facility. As a result of the increased fees payable under the Senior Facility pursuant to the Amendment, the Company is seeking a commitment from several alternative lenders with respect to the Replacement Senior Facility. There can be no assurance that the Company will successfully implement the Replacement Facility, or that if obtained, such facility will have terms and conditions satisfactory to the Company or that are more favorable than the Senior Facility.

SECTION 9. CAPITALIZATION.

          The following table reflects the Company's unaudited historical capitalization and the Company's pro forma capitalization, adjusted for the consummation of the Offer with respect to the Minimum Tender Condition upon the satisfaction of the Senior Financing Condition, the Equity Contribution Condition and the Bridge Financing Condition. The historical financial information as of June 27, 1998 has been derived from the Company's unaudited financial statements. The pro forma financial information does not purport to represent what the Company's financial condition would have been if the events had occurred at the date indicated, nor does such information purport to project
the results of the Company for any future period.   The Company's pro forma
capitalization does not reflect the Company's results of operations for its fiscal year ended October 3, 1998, which are expected to include significant charges relating to the Restructuring, including cash and non-cash charges relating to, among other things, the write down of inventory, the sale or closure of the Ground Beef Facility, potential management severance costs and equipment moving and relocation costs.

                                                                            As of
                                                                        June 27, 1998                     Pro Forma
                                                    Actual               Adjustments                   Capitalization
                                            -------------------    --------------------            --------------------
                                                 (unaudited)                                             (unaudited)
Current Debt
   Revolving Credit Facility                    $ 18,000,000            $(18,000,000)     (A)                      -
   Term Credit Facility                           30,350,000             (20,600,000)     (A)           $  9,750,000

Long Term Debt                                                                     -                               -
                                                                                   -                               -
   Revolving Credit Facility                               -              18,000,000      (A)             18,000,000
   Term Loan Facility                                      -              20,600,000      (A)             20,600,000
   Notes                                         100,000,000             (48,000,000)     (B)             52,000,000
Total Debt                                       148,350,000             (45,010,000)                    100,350,000

Shareholder's Equity  (C)                         32,259,193              44,513,700      (D)             76,772,893
                                                ------------            ------------                    ------------

Total Capitalization                             180,609,193              (3,486,300)                    177,122,893
                                                ============            ============                    ============

(A) To reflect changes in debt maturity based on the satisfaction of the Senior Financing Condition.

(B) To reflect the retirement of tendered Notes equal to the Minimum Tender Condition and the contribution by CGW of $12.0 million aggregate principal amount of Notes as part of the Equity Contribution.

(C) Assumes the Bridge Financing Condition is satisfied through an investment in GHC by CGW and a similar investment in the Company by GHC.

(D) To reflect the Equity Contribution, a $30.4 million dollar gain net of tax on the retirement of tendered Notes equal to the Minimum Tender Condition, the contribution by CGW of $12.0 million aggregate principal amount of Notes as part of the Equity Contribution, transaction expenses and the write-off of origination fees relating to the Notes and the Senior Facility estimated at $3.7 million. The Company does not anticipate the need to fund the related tax liability being generated as a result of the Offer due to the existence of significant available net operating losses and the anticipated additional losses from the Restructuring and sale or closure of the Ground Beef Facility.

SECTION 10.  ACCEPTANCE FOR PAYMENT AND PAYMENT OF NOTES.

          Upon the terms and subject to the conditions of the Offer (including if the Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, subject to the Maximum Amount, the Company will purchase, by accepting for payment, and after the Expiration Date will promptly pay for, all Notes validly tendered pursuant to the Offer, and not withdrawn, or if withdrawn, validly retendered, such payment to be made by the deposit of the aggregate Tender Offer Consideration in immediately available funds by the Company promptly after the Expiration Date with the Depositary, which will act as agent for tendering Holders for the purpose of receiving payment from the Company and transmitting such payment to tendering Holders. The Company will not pay the Tender Offer Consideration on Notes tendered in excess of the Maximum Amount. To the extent that Notes are tendered in excess of the Maximum Amount, the Company will accept for payment tendered Notes pro rata based on the ratio of a Holder's Notes validly tendered and not withdrawn to the aggregate principal amount of all Notes validly tendered and not withdrawn, and return to tendering Holders, Notes not accepted for payment of the Tender Offer Consideration. Under no circumstances will interest be paid on the Tender Offer Consideration whether as a result of any delay by the Depositary in making payment.

          The Company expressly reserves the right, in its sole discretion and subject to Rule 14e-1(c) under the Exchange Act, to delay acceptance for payment of or payment for Notes in order to comply, in whole or in part, with any applicable law. See "Conditions to the Offer." In all cases, payment by the Depositary to Holders or beneficial owners of the Tender Offer Consideration for Notes purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates representing such Notes or timely confirmation of a book-entry transfer of such Notes into the Depositary's account at DTC pursuant to the procedures set forth in Section 12, (ii) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) or a properly transmitted Agent's Message (as defined below) and (iii) any other documents required by the Letter of Transmittal.

          For purposes of the Offer, tendered Notes will be deemed to have been accepted for payment, if, as and when the Company gives oral or written notice thereof to the Depositary which is expected to occur on or promptly after the Expiration Date.

          If any tendered Notes are not purchased pursuant to the Offer for any reason, such Notes not purchased will be returned, without expense, to the tendering Holder promptly (or, in the case of Notes tendered by book-entry transfer, such Notes will be credited to the account maintained at DTC from which such Notes were delivered) after the expiration or termination of the Offer.

          Tendering Holders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Company, or, except as set forth in Instruction 7 of the Letter of Transmittal or transfer taxes on the purchase of Notes pursuant to the Offer.

          The Company reserves the right to transfer or assign, in whole at any time or in part from time to time, to one or more of its affiliates, the right to purchase Notes tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Company of its obligations under the Offer or prejudice the rights of tendering Holders to receive payment for Notes validly tendered and accepted for payment pursuant to the Offer.

          IT IS A CONDITION PRECEDENT TO THE COMPANY'S OBLIGATION TO PURCHASE NOTES TENDERED PURSUANT TO THE OFFER, AMONG OTHER CONDITIONS, THAT THE SENIOR FINANCING AND THE BRIDGE FINANCING HAVE BEEN CONSUMMATED AND THAT THE EQUITY CONTRIBUTION HAS BEEN RECEIVED.

SECTION 11.  PROCEDURES FOR TENDERING NOTES.

          Tender of Notes. The tender by a Holder of Notes (and subsequent acceptance of such tender by the Company) pursuant to one of the procedures set forth below will constitute a binding agreement between such Holder and the

Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

          Only Holders are authorized to tender their Notes. The procedures by which Notes may be tendered by beneficial owners that are not Holders will depend upon the manner in which the Notes are held.

          Tender of Notes Held in Physical Form. To effectively tender Notes held in physical form pursuant to the Offer, a properly completed Letter of Transmittal (or a facsimile thereof duly executed by the Holder thereof), and any other documents required by the Letter of Transmittal, must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase (or delivery of Notes may be effected through the deposit of Notes with DTC and making book-entry delivery as set forth below) on or prior to the Expiration Date; provided, however, the tendering Holder may instead comply with the guaranteed delivery procedure set forth below. Letters of Transmittal and tendered Notes should be sent only to the Depositary and should not be sent to the Company, the Dealer Manager or the Trustee.

          Tender of Notes Held Through a Custodian. To effectively tender Notes that are held of record by a custodian bank, depositary, broker, trust company or other nominee, the beneficial owner thereof must instruct such Holder to tender the Notes on the beneficial owner's behalf. A Letter of Instructions is included in the materials provided with this Offer to Purchase which may be used by a beneficial owner in this process to effect the tender. Any beneficial owner of Notes held of record by DTC or its nominee, through authority granted by DTC, may direct the DTC participant through which such beneficial owner's Notes are held in DTC to execute, on such beneficial owner's behalf, a Consent with respect to Notes beneficially owned by such beneficial owner on the day of execution without tendering the Notes.

          Tender of Notes Held Through DTC. To effectively tender Notes that are held through DTC, DTC participants may, in lieu of physically completing and signing the Letter of Transmittal and delivering it to the Depositary, electronically transmit their acceptance through ATOP, and DTC will then edit and verify the acceptance and send an Agent's Message to the Depositary for its acceptance. Delivery of tendered Notes must be made to the Depositary pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

          THE METHOD OF DELIVERY OF TENDERED NOTES AND LETTERS OF TRANSMITTAL, ANY REQUIRED SIGNATURE GUARANTEES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OF AN AGENT'S MESSAGE TRANSMITTED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE PERSON TENDERING NOTES AND DELIVERING LETTERS OF TRANSMITTAL AND, EXCEPT AS OTHERWISE PROVIDED IN THE LETTER OF TRANSMITTAL, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE DEPOSITARY PRIOR TO SUCH DATE.

          Except as provided below, unless the Notes being tendered are deposited with the Depositary on or prior to the Expiration Date (accompanied by a properly completed and duly executed Letter of Transmittal or a properly transmitted Agent's Message), the Company may, at its option, treat such tender as defective for purposes of the right to receive the Tender Offer Consideration. Payment for the Notes will be made only against deposit of the tendered Notes and delivery of all other required documents.

          Book-Entry Delivery Procedures. The Depositary will establish accounts with respect to the Notes at DTC for purposes of the Offer within two business days after the date of this Offer to Purchase, and any financial institution that is a participant in DTC may make book-entry delivery of tendered Notes by causing DTC to transfer such Notes into the Depositary's account in accordance with DTC's procedures for such transfer. Although delivery of tendered Notes may be effected through book-entry transfer into the Depositary's account at DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees or an Agent's Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the Depositary at one or more of its addresses set forth on the back cover of this Offer to Purchase on or prior to the Expiration Date, or the guaranteed delivery procedure described below must be complied with. Delivery of documents to DTC does not constitute delivery to the Depositary. The confirmation of a book-entry transfer into the Depositary's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

          The term "Agent's Message" means a message transmitted by DTC to, and received by, the Depositary and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the Notes and that such participants have received the Letter of Transmittal and agree to be bound by the terms of the Letter of Transmittal and the Company may enforce such agreement against such participants.

          Signature Guarantees. Signatures on all Letters of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a "Medallion Signature Guarantor"), unless the Notes tendered thereby are tendered (i) by a registered Holder of the Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Notes) who has not completed any of the boxes entitled "Special Issuance/Delivery Instructions" on the Letter of Transmittal, or (ii) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. ("NASD") or a commercial bank, trust company, or savings bank or savings and loan association having an office or correspondent in the United States (each of the foregoing, being referred to as an "Eligible Institution"). See Instruction 1 of the Letter of Transmittal. If the Notes are registered in the name of a person other than the signer of the Letter of Transmittal or if Notes not accepted for payment or not tendered are to be returned to a person other than the registered Holder, then the signatures on the Letters of Transmittal accompanying the tendered Notes must be guaranteed by a Medallion Signature Guarantor as described above. See Instructions 1 and 6 of the Letter of Transmittal.

          Guaranteed Delivery. If a Holder desires to tender Notes pursuant to the Offer and time will not permit the Letter of Transmittal, certificates representing such Notes and all other required documents to reach the Depositary, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, such Notes may nevertheless be tendered, with the effect that such delivery and/or tender will be deemed to have been received prior to the Expiration Date, if all the following conditions are satisfied:

               (i) the tender is made by or through an Eligible Institution;

               (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company herewith, or an Agent's Message with respect to guaranteed delivery that is accepted by the Company, is received by the Depositary on or prior to 12:00 Midnight, New York City time, on the Expiration Date as provided below; and

               (iii) the certificates for the tendered Notes, in proper form for transfer (or a Book-Entry Confirmation of the transfer of such Notes into the Depositary's account at DTC as described above), together with a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message, are received by the Depositary within two business days after the date of execution of the Notice of Guaranteed Delivery.

          The Notice of Guaranteed Delivery may be sent by hand delivery, telegram, facsimile transmission or registered or certified mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

          Failure to complete the guaranteed delivery procedure outlined above will not, of itself, affect the validity of, or effect a revocation of, any Consent properly executed by a Holder of Notes who attempted to use the guaranteed delivery procedures.

          Notwithstanding any other provision hereof, payment of the Tender Offer Consideration for Notes tendered and accepted for payment pursuant to the Offer will, in all cases, be made only after timely receipt by the Depositary of the tendered Notes (or Book-Entry Confirmation of the transfer of such Notes into the Depositary's account at DTC as described above), and a Letter of Transmittal (or facsimile thereof) with respect to such Notes, properly completed and duly executed, with any required signature guarantees and any other documents required by the Letter of Transmittal, or a properly transmitted Agent's Message.

          UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID BY THE COMPANY BY REASON OF ANY DELAY IN MAKING PAYMENT TO ANY PERSON USING THE GUARANTEED DELIVERY PROCEDURES. THE TENDER OFFER CONSIDERATION FOR NOTES TENDERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES WILL BE THE SAME AS THAT FOR NOTES DELIVERED TO THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE, EVEN IF THE NOTES TO BE DELIVERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES ARE NOT SO DELIVERED TO THE DEPOSITARY, AND THEREFORE PAYMENT BY THE DEPOSITARY ON ACCOUNT OF SUCH NOTES IS NOT MADE, UNTIL AFTER THE PAYMENT DATE.

          Backup U.S. Federal Income Tax Withholding. To prevent backup U.S. federal income tax withholding, each tendering Holder of Notes must provide the Depositary with such Holder's correct taxpayer identification number and certify that such Holder is not subject to backup U.S. federal income tax withholding by completing the Substitute Form W-9 included in the Letter of Transmittal.

          Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered Notes pursuant to any of the procedures described above will be determined by the Company in the Company's sole discretion (whose determination shall be final and binding). The Company reserves the absolute right to reject any or all tenders of any Notes determined by it not to be in proper form or, in the case of Notes, if the acceptance for payment of, or payment for, such Notes may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, to waive any of the conditions of the Offer or any defect or irregularity in any tender with respect to Notes of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. The Company's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the Instructions thereto) will be final and binding. None of the Company, the Guarantor, the Depositary, the Dealer Manager, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If the Company waives its right to reject a defective tender of Notes, the Holder will be entitled to the Tender Offer Consideration.

SECTION 12.  WITHDRAWAL OF TENDERS

          Tenders of Notes may be withdrawn at any time on or prior to 12:00 Midnight, New York City time, on the Expiration Date (but not thereafter if the Company accepts any tendered Notes for payment). Tenders of Notes may not be withdrawn after 12:00 Midnight, New York City time, on the Expiration Date. In addition, tenders of Notes may be validly withdrawn if the Offer is terminated by the Company without any Notes being purchased thereunder. In the event of a termination of the Offer, the Notes tendered pursuant to the Offer will be promptly returned to the tendering Holder (or, in the case of Notes tendered by book-entry transfer, such Notes will be credited to the account maintained at DTC from which such Notes were delivered).

          For a withdrawal of a tender of Notes to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be received by the Depositary on or prior to 12:00 Midnight, New York City time, on the Expiration Date at its address set forth on the back cover of this Offer to Purchase. Any such notice of withdrawal must (i) specify the name of the person who tendered the Notes to be withdrawn, (ii) contain the description of the Notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Notes (unless such Notes were tendered by book-entry transfer) and the aggregate principal amount represented by such Notes and (iii) be signed by the Holder of such Notes in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees), if any, or be accompanied by (x) documents of transfer sufficient to have the Trustee register the transfer of the Notes into the name of the person withdrawing such Notes and
(y) a proper completed irrevocable proxy that authorized such person to effect such revocation on behalf of such Holder. If the Notes to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. Any Notes properly withdrawn will be deemed to be not validly tendered for purposes of the Offer.

          Withdrawal of Notes can be accomplished only in accordance with the foregoing procedures.

          ALL QUESTIONS AS TO THE VALIDITY (INCLUDING TIME OF RECEIPT) OF NOTICES OF WITHDRAWAL WILL BE DETERMINED BY THE COMPANY, IN THE COMPANY'S SOLE DISCRETION (WHOSE DETERMINATION SHALL BE FINAL AND BINDING). NONE OF THE COMPANY, THE GUARANTOR, THE DEPOSITARY, THE DEALER MANAGER, THE TRUSTEE OR ANY OTHER PERSON WILL BE UNDER ANY DUTY TO GIVE NOTIFICATION OF ANY DEFECTS OR IRREGULARITIES IN ANY NOTICE OF WITHDRAWAL OR INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTIFICATION.

SECTION 13.  CONDITIONS TO THE OFFER

          Notwithstanding any other provisions of the Offer and in addition to (and not in limitation of) the Company's rights to extend and/or amend the Offer, the Company shall not be required to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each event subject to Rule 14e-1(c) under the Exchange Act, and may terminate the Offer, if any of the Senior Financing Condition, the Equity Contribution Condition, the Bridge Financing Condition or the Minimum Tender Condition shall not have been satisfied, or if any of the following (the "General Conditions") have occurred:

              (i) there shall have been instituted, threatened or be pending any action or proceeding (or there shall have been any material adverse development to any action or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Offer that is, or is reasonably likely to be, in the sole judgment of the Company, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company or the Guarantor and its subsidiaries, taken as a whole, or which would or might, in the sole judgment of the Company, prohibit, prevent, restrict or delay consummation of the Offer;

              (ii) an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Offer or that is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company or the Guarantor and its subsidiaries, taken as a whole;

              (iii) any event shall have occurred or is believed likely to occur that affects the business or financial affairs of the Company that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Offer;

              (iv) the Trustee under the Indenture shall have objected in any respect to or taken action that could, in the sole judgment of the Company, adversely affect the consummation of the Offer or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Company in the making of the Offer or the acceptance of, or payment for, the Notes;

               (v) there shall have occurred (1) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (2) any significant adverse change in the price of the Notes or any publicly traded securities of the Company or any of its affiliates in the United States, or other major European securities or financial markets, (3) a material impairment in the trading market for debt securities, (4) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States or other major financial markets, (5) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the reasonable judgment of the Company, might affect the extension of credit by banks or other lending institutions, (6) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (7) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof; or

               (vi) there shall have occurred or be likely to occur any event or series of events that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Offer or that will, or is reasonably likely to, impair the contemplated benefits to the Company of the Offer, or otherwise result in the consummation of the Offer not being or not being reasonably likely to be in the best interests of the Company.

          The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition (including any action or inaction by the Company) and may be waived by the Company, in whole or in part, at any time and from time to time, in the sole discretion of the Company. All conditions to the Offer must, if Notes are to be accepted for payment promptly after the Expiration Date, be either satisfied or waived by the Company prior to the expiration of the Offer on the Expiration Date. The failure by the Company at any time to exercise any of the foregoing rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.


SECTION 14.  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

          The following discussion is a summary of certain anticipated U.S. federal income tax consequences of the Offer to Holders of Notes. This discussion is general in nature, and does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular Holder in light of the Holder's particular circumstances, or to certain types of Holders subject to special treatment under U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, financial institutions, brokers, dealers in securities, and taxpayers that are neither citizens nor residents of the United States, or that are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States). In addition, the discussion does not consider the effect of any foreign, state, local or other tax laws, or any U.S. tax considerations (e.g., estate or gift tax) other than U.S. federal income tax considerations, that may be applicable to particular Holders. Further, this summary assumes that Holders hold their Notes as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

          This summary is based on the Code and Treasury Regulations, rulings, administrative pronouncements and decisions in effect as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect.

          EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR TO DETERMINE THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES TO IT OF THE OFFER

          Tax Considerations for Tendering Holders. A sale of Notes by a Holder pursuant to the Offer will be a taxable transaction to such Holder for U.S. federal income tax purposes. A Holder will generally recognize capital gain (subject to the market discount rules discussed below) or loss on the sale of a
Note in an amount equal to the difference between (i) the amount of cash received for such Note, other than the portion of such amount that is properly allocable to accrued interest, and that will be taxed as ordinary income, and
(ii) the Holder's "adjusted tax basis" for such Note at the time of sale. Such capital gain or loss will be long-term if the Holder held the Note for more than one year at the time of such sale. Generally, a Holder's adjusted tax basis for a Note will be equal to the cost of the Note to such Holder, increased by the amount of any original issue discount previously included in such Holder's gross income up to the date of disposition, less payments (other than interest payments) received on the Notes. If applicable, a Holder's tax basis in a Note also would be increased by any market discount previously included in income by such Holder pursuant to an election to include market discount in gross income currently as it accrues, and would be reduced by the principal deduction of any of amortizable bond premium that the Holder has previously elected to deduct from gross income on an annual basis.

          An exception to the capital gain treatment described above may apply to a Holder who purchased a Note from another Holder at a "market discount." Subject to a statutory de minimis exception, market discount is the excess of the "face amount" of such Note over the Holder's tax basis in such Note immediately after its acquisition by such Holder. In general, unless the Holder has elected to include market discount in income currently as it accrues, any gain realized by a Holder on the sale of a Note having market discount in excess of a de minimis amount will be treated as ordinary income to the extent of the market discount that has accrued (on a straight line basis or, at the election of the Holder, on a constant interest basis) while such Note was held by the Holder.

          Tax Considerations for Non-Tendering Holders. A Holder who does not participate in the Offer should not recognize any income, gain, or loss for U.S. federal income tax purposes as a result of the Proposed Amendments, due to the fact that there will be no modifications on the Notes remaining outstanding.

          Backup Withholding. The receipt of the Tender Offer Consideration by a Holder who tenders its Notes may be subject to backup withholding at the rate of 31% with respect to such payments unless such Holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under these rules will be credited against the Holder's U.S. federal income tax liability. A Holder who does not provide its correct taxpayer identification number may be subject to penalties imposed by the IRS.

          THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATIONS. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OFFER, INCLUDING THE EFFECT OF ANY FEDERAL, STATE, LOCAL, FOREIGN OR OTHER LAWS.

SECTION 15.  THE DEALER MANAGER AND THE DEPOSITARY

          Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") has been engaged to act as the Dealer Manager in connection with the Offer, and DLJ is also serving as a financial advisor to the Company in connection with the Company's financial restructuring. The Dealer Manager may contact Holders of Notes regarding the Offer and may request brokers, dealers, commercial banks, trust companies and other nominees to forward this Offer to Purchase and related materials to beneficial owners of Notes. At any given time, the Dealer Manager may trade the Notes for its own account or for the accounts of customers, and accordingly, may hold a long or short position in the Notes.

          The Company has agreed to indemnify the Dealer Manager against certain liabilities, including certain liabilities under the federal securities laws. The Dealer Manager has provided in the past and may provide in the future, other investment banking and financial advisory services to the Company and its affiliates.

          Any Holder that has questions concerning the terms of the Offer may contact the Dealer Manager at its address and telephone number set forth on the back cover page of this Offer to Purchase.

          IBJ Schroder Bank & Trust Company has been appointed as Depositary for the Offer. Letters of Transmittal and all correspondence in connection with the Offer should be sent or delivered by each Holder or a beneficial owner's broker, dealer, commercial bank, trust company or other nominee to the Depositary at the addresses and telephone number set forth on the back cover page of this Offer to Purchase. Any Holder or beneficial owner that has questions concerning tender procedures or whose Notes have been mutilated, lost, stolen or destroyed should contact the Depositary at the addresses and telephone number set forth on the back cover of this Offer to Purchase. The Company has agreed to indemnify the Depositary against losses incurred by the Depositary as a result of the performance of its obligations with respect to the Offer, other than losses resulting from the Depositary's gross negligence, willful misconduct or bad faith.

SECTION 16.  FEES AND EXPENSES

          The Company will pay the Dealer Manager and the Depositary reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses in connection therewith. The Company will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Offer to Purchase and related documents to the beneficial owners of Notes.

SECTION 17.  SOURCE AND AMOUNT OF FUNDS

          The maximum amount of funds required by the Company to pay the Tender Offer Consideration in connection with the Offer is estimated to be approximately $14.4 million, assuming the Maximum Amount is reached. The Company intends to obtain such funds through the Equity Contribution, subject to the satisfaction of the conditions to such Equity Contribution.

SECTION 18.  MISCELLANEOUS

          The Company is not aware of any jurisdiction in which the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction in which the making of the Offer would not be in compliance with applicable law, the Company will make a good faith effort to comply with any such law. If, after such good faith effort, the Company cannot comply with any such law, the Offer will not be made to (nor will tenders of Notes be accepted from or on behalf of) the owners of Notes residing in such jurisdiction.

          No person has been authorized to give any information or make any representation on behalf of the Company not contained in this Offer to Purchase or in the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

          Manually signed facsimile copies of the Letter of Transmittal, properly completed and duly executed, will be accepted. The Letter of Transmittal, Notes and any other required documents should be sent or delivered by each Holder or its broker, dealer, commercial bank or other nominee to the Depositary at one of its addresses set forth on the back cover page of this Offer to Purchase.

          From time to time in the future, the Company and/or its affiliates may, in their sole discretion, seek to acquire any Notes which remain outstanding following consummation or expiration of the Offer, through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as they may determine, which may be more or less than the price to be paid pursuant to the Offer and may be for cash or other consideration. Alternatively, the Company or its affiliates may consider taking other steps in order to render inoperative the restrictions contained in the relevant covenants of the Indenture. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) the Company may pursue, whether they would be successful or the timing thereof.

                        The Depositary for the Offer is:

                       IBJ  SCHRODER BANK & TRUST COMPANY

           By Hand or Overnight Courier:                                   By Mail:
         IBJ Schroder Bank & Trust Company                     IBJ Schroder Bank & Trust Company
                  One State Street                                        P.O. Box 84
             New York, New York  10004                               Bowling Green Station
   Attention:  Securities Processing Window SC-1                 New York, New York  10274-0084
                                                             Attention:  Reorganization Department

                            Facsimile Transmissions:
                                 (212) 858-2611

                           Confirmation by Telephone:
                                 (212) 858-2103

          Any questions or requests for assistance or additional copies of this Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Depositary, or to the Dealer Manager at its phone number set forth below or such Holder's broker, dealer, commercial bank or trust company or nominee.


                      The Dealer Manager for the Offer is:

                          DONALDSON, LUFKIN & JENRETTE
                            1201 W. Peachtree Street
                                   Suite 3650
                            Atlanta, Georgia  30309
                           Telephone:  (404) 897-2894
                           Facsimile:  (404) 897-3302
                        Attention:   Investment Banking